Exhibit 99.1

Coffee Holding Company Reports Fiscal Second Quarter 2015 Results

STATEN ISLAND, New York – June 11, 2015 – Coffee Holding Co., Inc. (NASDAQ: JVA) (Coffee Holding), a leading wholesale coffee dealer and roaster, reported financial results for its fiscal second quarter ended April 30, 2015.

Fiscal Q2 2015 Financial Results

Net sales in the fiscal second quarter of 2015 increased 19% to $30.3 million compared to $25.4 million in the same year-ago quarter. The increase was due to growth across all three of the company’s core business operations, which include its green coffee, private label, and branded products business.

Gross profit in the second quarter was ($1.1) million compared to $4.0 million in the year-ago quarter, primarily driven by losses from the company’s hedging activities, which include options and futures contracts entered into earlier this year that were subsequently liquidated during the fiscal second quarter. The net loss from this liquidation totaled $3.3 million or ($0.53) per diluted share.

Selling and administrative and officers’ salaries in the fiscal second quarter were $2.1 million compared to $1.9 million in the year-ago quarter. As a percentage of revenues, SG&A declined 50 basis points to 6.8% compared to 7.3% in the year-ago quarter.

Net loss in the fiscal second quarter was $2.1 million or ($0.33) per diluted share, compared to net income of $1.3 million or $0.19 per diluted share in the year-ago quarter. The loss was due to the aforementioned losses from the company’s hedging activities.

At April 30, 2015, cash totaled $3.6 million compared to $3.8 million at October 31, 2014. Total debt was $5.8 million at April 30, 2015 compared to $2.5 million at October 31, 2014.

Management Commentary

“Despite the continued industry decline in coffee commodity prices during the second quarter, we maintained our top-line momentum with our second consecutive quarter of year-over-year revenue growth,” said Andrew Gordon, President & CEO of Coffee Holding. “These results were driven by strong performance across all three of our core business operations, including specialty green coffee distribution and sales of private label and branded products.

“As part of our long-term strategic growth plan introduced in April, we have significantly reduced our hedging and trading activities to focus on our core operations. However, we realized losses during the quarter associated with certain futures contracts that we had entered into prior to initiating this plan. With these trading losses behind us, we expect to move forward with more favorable coffee prices and return to profitability.”

“Just last month, we officially launched our Teton Tea offering,” continued Mr. Gordon. “This collection includes an array of high quality specialty teas and proprietary blends for roasters and retailers. We’ve received initial strong interest and positive feedback from many of our current customers, and expect this complementary product offering to eventually provide another significant revenue stream. We have also commenced sales of our Café Caribe label into Stop & Shop, a large retail grocery chain with more than 275 locations throughout New England, New York and New Jersey. With ample room for growth through our core operations and new product offerings, we plan to capitalize on these market opportunities and drive value for our clients and shareholders alike.”

Conference Call

Coffee Holding President & CEO Andrew Gordon will host the earnings call, followed by a question and answer period.

Date: Thursday, June 11, 2015
Time: 2:00 p.m. Eastern time (11:00 a.m. Pacific time)
Toll-free dial-in number: 1-888-438-5525
International dial-in number: 1-719-457-1035
Conference ID: 1863312

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call will be available after 5:00 p.m. Eastern time on the same day through June 18, 2015.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay ID: 1863312

About Coffee Holding

Coffee Holding Co., Inc. (NASDAQ: JVA) is a leading integrated wholesale coffee dealer and roaster, and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. A family-operated business for three generations, Coffee Holding has remained profitable through varying cycles of the coffee industry and economy. The company's private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers. For more information, please visit www.coffeeholding.com.

Forward-Looking Statements

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding demand and sales of Don Manuel(R) coffee.  We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events.  It is possible that the assumptions made by management for purposes of such statements may not materialize.  Actual results may differ materially from those projected or implied in any forward-looking statements.  Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, coffee prices, pricing of our products, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings.  The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.
Andrew Gordon
President & CEO
718-832-0800

Investor Relations
Liolios Group Inc.
Sean Mansouri or Cody Slach
949-574-3860
JVA@liolios.com

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
APRIL 30, 2015 AND OCTOBER 31, 2014

	April 30, 2015	October 31, 2014
	(Unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$3,614,411	$3,782,639
Accounts receivable, net of allowances of $144,000 for 2015 and 2014	13,156,338	15,419,860
Inventories	12,673,926	15,210,153
Prepaid green coffee	121,112	467,155
Prepaid expenses and other current assets	177,365	260,112
Prepaid and refundable income taxes	1,388,152	759
Due from broker	4,772	-
Deferred income tax asset	1,438,883	343,657
TOTAL CURRENT ASSETS	32,574,959	35,484,335
Machinery and equipment, at cost, net of accumulated depreciation of $3,975,074 and $3,704,802 for 2015 and 2014, respectively	2,062,159	1,991,094
Customer list and relationships, net of accumulated amortization of $37,500 and $33,750 for 2015 and 2014, respectively	112,500	116,250
Trademarks	180,000	180,000
Goodwill	440,000	440,000
Equity method investment	97,852	97,404
Deposits and other assets	653,727	643,549
TOTAL ASSETS	$36,121,197	$38,952,632
- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,477,459	$8,693,100
Line of credit	5,771,036	2,498,458
Due to broker	-	484,924
Income taxes payable	-	331,051
TOTAL CURRENT LIABILITIES	11, 248,495	12,007,533

Deferred income tax liabilities	116,733	165,157
Deferred rent payable	215,846	209,640
Deferred compensation payable	525,727	515,549
TOTAL LIABILITIES	12,106,801	12,897,879
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,456,316 shares issued; 6,215,894 shares outstanding for periods ended April 30, 2015 and October 31,2014, respectively	6,456	6,456
Additional paid-in capital	15,904,109	15,904,109
Retained earnings	9,098,409	11,079,168
Less: Treasury stock, 240,422 common shares, at cost for 2015 and 2014	(1,267,862)	(1,267,862)
Total Coffee Holding Co., Inc. Stockholders’ Equity	23,741,112	25,721,871
Non-controlling interest	273,284	332,882
TOTAL EQUITY	24,014,396	26,054,753
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,121,197	$38,952,632

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended April 30,		Three Months Ended April 30,
	2015	2014	2015	2014
NET SALES	$68,669,033	$52,745,098	$30,263,054	$25,398,751

COST OF SALES (including $14.9 and $9.1 million of related party costs for the six months ended April 30, 2015 and 2014, respectively. Including $5.1 and $4.1 million for the three months ended April 30, 2015 and 2014, respectively.)	67,824,859	44,667,209	31,340,321	21,439,484

GROSS PROFIT (LOSS)	844,174	8,077,889	(1,077,267)	3,959,267

OPERATING EXPENSES:
Selling and administrative	3,563,835	3,434,249	1,897,480	1,723,641
Officers’ salaries	325,585	300,200	172,850	141,100
TOTAL	3,889,420	3,734,449	2,070,330	1,864,741

(LOSS) INCOME FROM OPERATIONS	(3,045,246)	4,343,440	(3,147,597)	2,094,526

OTHER INCOME (EXPENSE)
Interest income	13,228	16,796	4,930	15,913
Gain (loss) from equity method investment	448	(89)	(267)	93
Interest expense	(118,612)	(26,069)	(64,633)	(7,981)
TOTAL	(104,936)	(9,362)	(59,970)	8,025

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES AND NON-CONTROLLING INTEREST IN SUBSIDIARY	(3,150,182)	4,334,078	(3,207,567)	2,102,551

(Benefit) provision for income taxes	(1,189,825)	1,663,953	(1,158,721)	838,028

NET (LOSS) INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	(1,960,357)	2,670,125	(2,048,846)	1,264,523
Less: Net (income) attributable to the non-controlling interest	(20,402)	(37,165)	(3,714)	(3,303)

NET (LOSS) INCOME ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$(1,980,759)	$2,632,960	$(2,052,560)	$1,261,220

Basic (loss) earnings per share	$(.32)	$.41	$(.33)	$.20
Diluted (loss) earnings per share	$(.32)	$.40	$(.33)	$.19

Weighted average common shares outstanding:
Basic	6,215,894	6,372,309	6,215,894	6,372,309
Diluted	6,215,894	6,639,309	6,215,894	6,639,309

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED APRIL 30, 2015 AND 2014
(Unaudited)

	2015	2014
OPERATING ACTIVITIES:
Net (loss) income	$(1,960,357)	$2,670,125
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	274,022	295,723
Unrealized gain on commodities	(489,696)	(1,173,103)
(Gain) loss on equity method investment	(448)	89
Deferred rent	6,206	7,981
Deferred income taxes	(1,143,650)	1,290,800
Changes in operating assets and liabilities:
Accounts receivable	2,263,522	1,075,993
Inventories	2,536,227	(834,330)
Prepaid expenses and other current assets	82,747	(62,557)
Prepaid green coffee	346,043	339,290
Prepaid and refundable income taxes	(1,387,393)	974,046
Accounts payable and accrued expenses	(3,215,641)	(966,536)
Income taxes payable	(331,051)	216,658
Net cash (used in) provided by operating activities	(3,019,469)	3,834,179

INVESTING ACTIVITIES:
Purchases of machinery and equipment	(341,337)	(166,851)
Net cash used in investing activities	(341,337)	(166,851)

FINANCING ACTIVITIES:
Advances under bank line of credit	9,272,578	48,814
Principal payments under bank line of credit	(6,000,000)	(1,277,996)
Payment of dividend	(80,000)	(52,000)
Net cash provided by (used in) financing activities	3,192,578	(1,281,182)

NET (DECREASE) INCREASE IN CASH	(168,228)	2,386,146

CASH, BEGINNING OF PERIOD	3,782,639	4,035,669

CASH, END OF PERIOD	$3,614,411	$6,421,815

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$112,585	$29,836
Income taxes paid	$1,641,197	$8,500